EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Neurex Corporation 1988 Employee and Consultant Stock Option Plan and the Neurex Corporation 1997 Employee Stock Purchase Plan of our report dated February 14, 1997, with respect to the consolidated financial statements of Neurex Corporation included in its Annual Report on Form 10-K for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



                                                /s/ Ernst & Young LLP
                                                --------------------------
                                                    Ernst & Young LLP

Palo Alto, California
July 18, 1997